EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements on Form F-3, No. 333-12074, Registration No. 333-115598, Registration No. 333-117954 and Registration No. 333-127491 and Registration Statements on Form S-8, Registration No. 333-12844 and Registration No. 333-111437, pertaining to the RADA Electronic Industries Ltd.'s 1999 and 2003 Stock Option Plans, and warrants to directors and pertaining to the Prospectus of RADA Electronic Industries Ltd. for the registration of 13,507,146 shares of its Ordinary shares of our report dated March 30, 2006, with respect to the consolidated financial statements of RADA Electronic Industries Ltd. included in the Annual Report on Form 20-F for the year ended December 31, 2005.



                                             /S/ Kost Forer Gabbay and Kasierer
                                             Kost Forer Gabbay & Kasirer
                                             A Member of Ernst & Young Global

Tel Aviv, March 30, 2006